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Registration No. 333-61488

As filed with the Securities and Exchange Commission on January 22, 2004

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0743912 (I.R.S. employer identification no.)
13625 Technology Drive Eden Prairie, Minnesota (Address of principal executive offices)	55344-2252 (Zip code)
ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN (2002 RESTATEMENT) (Full title of the plan)

Jeffrey D. Pflaum, Esq.
Vice President, General Counsel and Corporate Secretary
ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344
(Name and address of agent for service)
(952) 938-8080 (Telephone number, including area code, of agent for service)

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to ADC's Form S-8 Registration Statement filed on May 23, 2001 (File No. 333-61488) amends the "Description of Securities" in Item 4 in its entirety, replaces Exhibit 4.1 to the Form S-8 Registration Statement with new Exhibits 4.6, 4.7, 4.8 and 4.9, as listed herein, and adds additional exhibits, as listed herein.

Item 4. Description of Securities.

        The securities offered hereby are Deferred Compensation Obligations (as defined below) of ADC, which are being offered to eligible employees of ADC and its participating affiliates under the ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement) (the "Plan"). The Plan permits participants to defer, in accordance with the terms of the Plan, base salary and cash incentive compensation in excess of the annual individual contribution and compensation limits for participation in 401(k) plans imposed by the Internal Revenue Code. The amount of compensation to be deferred by each participant will be based on elections by each participant under the terms of the Plan. The amounts of base salary and cash incentive compensation deferred by participants under the Plan are referred to as "Deferred Compensation Obligations." The Deferred Compensation Obligations are denominated and paid in U.S. dollars and will be payable on the date or dates selected by each participant in accordance with the terms of the Plan or on such other date or dates as specified in the Plan. The Deferred Compensation Obligations are not convertible into another security of ADC.

        The Deferred Compensation Obligations are unsecured obligations of ADC to pay deferred compensation in the future in accordance with the terms of the Plan and are subject to the claims of general creditors of ADC. The Deferred Compensation Obligations will rank equally with other unsecured indebtedness of ADC from time to time outstanding.

        The amounts of base salary and cash incentive compensation deferred by a participant (a "Deferral") will be credited with earnings and investment gains and losses by assuming that the Deferral was invested in one or more investment alternatives selected by the participant in accordance with the terms of the Plan. The investment alternatives include various investment funds with different degrees of risk, and a phantom stock fund whose return reflects the return on ADC's common stock. Participants may reallocate amounts among the various investment alternatives on a daily basis. The Deferrals will not actually be invested in the investment alternatives available under the Plan.

        ADC will also credit to participants' Deferral accounts certain amounts specified in the Plan related to matching contributions under the ADC Telecommunications, Inc. Retirement Savings Plan.

        ADC reserves the right to amend the Plan prospectively at any time, including the right to completely terminate the Plan. No amendment will reduce a participant's account balance as of the date of such amendment.

        A participant's rights or the rights of any other person to receive payment of Deferred Compensation Obligations may not be sold, assigned, transferred, pledged, garnished or encumbered, except by a written designation of a beneficiary under the Plan.

Item 8. Exhibits.

4.1
Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended prior to January 20, 2000 (incorporated by reference to Exhibit 4.1 to ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.2
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000 (incorporated by reference to Exhibit 4.6 to ADC's Registration Statement on Form S-8 dated March 14, 2000).
4.3
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc., dated June 30, 2000 (incorporated by reference to Exhibit 4-g to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).
4.4
Restated Bylaws of ADC Telecommunications, Inc., as amended effective July 30, 2002 (incorporated by reference to Exhibit 4-e to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2002).
4.5
Rights Agreement, as amended and restated July 30, 2003, between ADC Telecommunications, Inc. and Computershare Investor Services, LLC as Rights Agent (incorporated by reference to Exhibit 4-b to ADC's Form 8-A/A filed on July 31, 2003).
4.6
ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement), as amended and restated effective as of January 1, 2002 (incorporated by reference to Exhibit 10-r to ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 2001).
4.7
First Amendment of ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement) dated as of February 26, 2002 (incorporated by reference to Exhibit 10-a to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).
4.8
Second Amendment of ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement) dated as of April 1, 2003 (incorporated by reference to Exhibit 10-b to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).
4.9
Third Amendment of ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement) dated as of January 1, 2003 (incorporated by reference to Exhibit 10-c to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).
4.10
Indenture dated as of June 4, 2003 between ADC Telecommunications, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4-g to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).
5.1*	Opinion of Dorsey & Whitney LLP.
23.1*	Consent of Arthur Andersen LLP.
23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.

*
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on January 21, 2004.

ADC TELECOMMUNICATIONS, INC.
By	/s/ ROBERT E. SWITZ Robert E. Switz President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on January 21, 2004, by the following persons in the capacities indicated:

Signature	Title

/s/ ROBERT E. SWITZ Robert E. Switz	President, Chief Executive Officer and Director (principal executive officer)
/s/ GOKUL V. HEMMADY Gokul V. Hemmady	Vice President, Chief Financial Officer and Controller (principal financial officer and principal accounting officer)
Robert Annunziata	Director
* John A. Blanchard III	Chairman of the Board of Directors
John J. Boyle III	Director
* James C. Castle, Ph.D.	Director
Mickey P. Foret	Director

* B. Kristine Johnson	Director
* Jean-Pierre Rosso	Director
Larry W. Wangberg	Director
* John D. Wunsch	Director
* Charles D. Yost	Director
*By:	/s/ JEFFREY D. PFLAUM Jeffrey D. Pflaum Attorney-in-Fact

*
Pursuant to a power of attorney filed with the Securities and Exchange Commission as part of the Form S-8 Registration Statement filed on May 23, 2001.

EXHIBIT INDEX

Exhibit
4.1
Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended prior to January 20, 2000 (incorporated by reference to Exhibit 4.1 to ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.2
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000 (incorporated by reference to Exhibit 4.6 to ADC's Registration Statement on Form S-8 dated March 14, 2000).
4.3
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc., dated June 30, 2000 (incorporated by reference to Exhibit 4-g to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).
4.4
Restated Bylaws of ADC Telecommunications, Inc., as amended effective July 30, 2002 (incorporated by reference to Exhibit 4-e to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2002).
4.5
Rights Agreement, as amended and restated July 30, 2003, between ADC Telecommunications, Inc. and Computershare Investor Services, LLC as Rights Agent (incorporated by reference to Exhibit 4-b to ADC's Form 8-A/A filed on July 31, 2003).
4.6
ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement), as amended and restated effective as of January 1, 2002 (incorporated by reference to Exhibit 10-r to ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 2001).
4.7
First Amendment of ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement) dated as of February 26, 2002 (incorporated by reference to Exhibit 10-a to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).
4.8
Second Amendment of ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement) dated as of April 1, 2003 (incorporated by reference to Exhibit 10-b to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).
4.9
Third Amendment of ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement) dated as of January 1, 2003 (incorporated by reference to Exhibit 10-c to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).
4.10
Indenture dated as of June 4, 2003 between ADC Telecommunications, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4-g to ADC's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).
5.1*	Opinion of Dorsey & Whitney LLP.
23.1*	Consent of Arthur Andersen LLP.
23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.

*
Previously filed.

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX